Exhibit 10.25

[LETTERHEAD PHILIP MORRIS
INTERNATIONAL MANAGEMENT SA]

André Calantzopoulos

Lausanne, January 13, 2014

Dear André,

As you are aware, we are in the process of communicating the new grades to all executives in our former Banding system. As a matter of formality, I am confirming that, with effect from January 1, 2014, your new grade is 28.

The targets that were set for your position in June 2013 are unaffected by the switch to the new grade.

Yours sincerely, PHILIP MORRIS INTERNATIONAL MANAGEMENT S.A.

/s/ KEVIN CLICK

Kevin Click
Senior Vice President Human Resources PMI

Philip Morris International Management SA, Avenue de Rhodanie 50, 1007 Lausanne, Switzerland
T:+41 (58) 242 00 00, F: +41 (58) 242 01 01